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                                  EXHIBIT 21.1

                   Subsidiaries of Wyndham Hotel Corporation

                                          Jurisdiction of
                                          Incorporation/    Names Under Which
          Name                             Organization     Entity Does Business
          ----                             ------------     --------------------
Wyndham Management Corporation               Delaware       Wyndham Management Corporation
                                                            Wyndham Hotels & Resorts
                                                            Wyndham Garden Hotels

GHALP Corporation                            Delaware       GHALP Corporation

Wyndham IP Corporation                       Delaware       Wyndham IP Corporation

WH Interest, Inc.                              Texas        WH Interest, Inc.

Rose Hall Associates Limited Partnership       Texas        Rose Hall Associates Limited Partnership

WHC Caribbean Limited                         Jamaica       WHC Caribbean Limited

Waterfront Management Corporation            Delaware       Waterfront Management Corporation

WHCMB, Inc.                                  Delaware       WHCMB, Inc.

Wyndham Hotels & Resorts (Aruba) N.V.          Aruba        Wyndham Hotels & Resorts (Aruba) N.V.

WHC Rose Hall Limited                         Jamaica       WHC Rose Hall Limited

WHC Vinings Corporation                      Delaware       WHC Vinings Corporation